UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 20, 2005

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, SRI/Surgical Express, Inc. (SRI Surgical) closed on a new three-year revolving credit facility with Wachovia Bank and LaSalle Bank, which replaces its previous revolving credit facility that was due to expire on June 30, 2006.

The new credit facility has terms similar to SRI Surgical’s previous credit facility and will expire on June 20, 2008. The new $30.0 million credit facility is secured by substantially all of SRI Surgical’s assets and has an interest rate that varies between 200 and 300 basis points over LIBOR depending on the quarterly results of SRI Surgical’s consolidated leverage ratio covenant (the earnings coverage of debt). A copy of the Second Amended and Restated Credit and Security Agreement, Renewal Revolving Promissory Note and Revolving Promissory Note are attached as Exhibits 99.1, 99.2 and 99.3 respectively and are incorporated herein by reference.

On June 22, 2005, SRI Surgical announced the appointment of Wallace D. Ruiz as Senior Vice President and Chief Financial Officer, effective July 1, 2005. SRI Surgical entered into an Employment Agreement executed as of July 1, 2005, with Mr. Ruiz outlining the terms of his employment with SRI Surgical. The agreement provides for Mr. Ruiz to earn an annual salary of $250,000, with a bonus opportunity tied to performance, and to receive options to purchase 75,000 shares of stock, subject to vesting requirements. Either party may terminate the agreement at any time, subject to certain notice requirements. On an involuntary termination without cause, Mr. Ruiz would be entitled to nine months’ severance. Mr. Ruiz is prohibited from competing with SRI for two years after termination of his employment. A copy of the Employment Agreement is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Wallace D. Ruiz was appointed Senior Vice President and Chief Financial Officer effective July 1, 2005. A copy of the press release dated June 22, 2005, announcing Mr. Ruiz’s appointment is attached hereto as Exhibit 99.5 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Second Amended and Restated Credit and Security Agreement dated as of June 20, 2005, among SRI Surgical, Wachovia Bank, N.A. and LaSalle Bank, N.A.

99.2	Renewal Revolving Promissory Note dated as of June 20, 2005, in favor of Wachovia Bank, N.A.

99.3	Revolving Promissory Note dated as of June 20, 2005, in favor of LaSalle Bank, N.A.

99.4	Employment Agreement executed as of July 1, 2005, between Wallace D. Ruiz and SRI Surgical.

99.5	Press Release dated as of June 22, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: June 23, 2005	By:	/s/ Christopher Carlton
Christopher Carlton
President and Chief Executive Officer